The Clorox Company

Supplemental Unaudited Condensed Information – Volume Growth

Reportable Segments	% Change vs. Prior Year
	FY16					FY17	Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1
Cleaning	5%	2%	5%	12%	6%	13%

Q1 increase driven by higher shipments in Home Care across Clorox®-branded products, including record shipments in Clorox® disinfecting wipes behind expanded club channel distribution and increased merchandising support for the back-to-school season, toilet bowl cleaners and disinfecting spray products; as well as higher shipments in Professional Products across cleaning brands.

Household	1%	0%	3%	7%	3%	6%	Q1 increase driven by the benefit of the RenewLife acquisition, partially offset by lower shipments in Charcoal.
Lifestyle	8%	2%	4%	5%	5%	1%	Q1 increase driven by higher shipments in Natural Personal Care behind innovation in Burt’s Bees® lip color products.
International	0%	0%	4%	1%	1%	4%

Q1 increase driven primarily by higher shipments in Canada, which also included the benefit of RenewLife acquisition, and Burt’s Bees® business in Asia; partially offset by lower shipments in several Latin American countries including Argentina.

Total Company	3%	1%	4%	7%	4%	8%

Supplemental Unaudited Condensed Information – Sales Growth

Reportable Segments	% Change vs. Prior Year
	FY16					FY17	Major Drivers of Change
	Q1	Q2	Q3	Q4	FY	Q1
Cleaning	6%	2%	5%	6%	5%	7%	Q1 variance between volume and sales driven by unfavorable mix.
Household	5%	1%	4%	5%	4%	3%	Q1 variance between volume and sales driven by higher trade promotion spending in Bags and Wraps and Litter businesses.
Lifestyle	7%	2%	5%	4%	4%	2%	Q1 variance between volume and sales driven by lower trade promotion spending.
International	-8%	-7%	-9%	-9%	-8%	0%	Q1 variance between volume and sales driven by unfavorable foreign currency exchange rates, partially offset by the benefit of price increases.
Total Company	3%	0%	2%	3%	2%	4%

The Clorox Company

Supplemental Unaudited Condensed Information – Gross Margin Drivers

The table below provides details on the drivers of gross margin change versus the prior year.

	Gross Margin Change vs. Prior Year (basis points)
Driver	FY16					FY17
	Q1	Q2	Q3	Q4	FY	Q1
Cost Savings	+140	+130	+120	+110	+130	+140
Price Changes	+110	+110	+100	+60	+90	+70
Market Movement (commodities)	+100	+180	+180	+90	+140	+90
Manufacturing & Logistics	-120	-150	-150	-120	-140	-220
All other (1)	-10	-60	-40	-160	-70	-140
Change vs prior year	+220	+210	+210	-20	+150	-60
Gross Margin (%)	45.0%	44.6%	45.3%	45.4%	45.1%	44.4%

(1)	In Q4 of fiscal year 2016, “All other” includes about -60bps of unfavorable mix, -50bps related to acquisition of the RenewLife business in May 2016 primarily due to one-time integration costs, and -40bps of higher trade promotion spending.
In Q1 of fiscal year 2017, “All other” includes about -60bps of unfavorable mix and -50bps of unfavorable foreign exchange impact.

The Clorox Company

Supplemental Information – Balance Sheet
(Unaudited)
As of September 30, 2016

Working Capital Update

Dollars in Millions and percentages based on rounded numbers

	Q1			Q1
	FY 2017	FY 2016	Change	Days (6)	Days (6)	Change
				FY 2017	FY 2016
Receivables, net	$494	$472	$22	33	32	1
Inventories	$465	$408	$57	51	47	4
Accounts payable and Accrued Liabilities (1)	$874	$883	-$9
Total WC (2)(5)	$104	$107	NA
Total WC % net sales (3)(5)	1.8%	1.9%
Average WC (2)(5)	$77	$72	NA
Average WC % net sales (4)(5)	1.3%	1.3%

(1)	Accounts payable and accrued liabilities were combined into one financial statement line as of June 30, 2016. The change has been retrospectively applied to all periods presented.
(2)	Working capital (WC) is defined in this context as current assets minus current liabilities excluding cash and short-term debt, based on end of period balances. Average working capital represents a two-point average of working capital.
(3)	Represents working capital at the end of the period divided by (net sales for current quarter x 4).
(4)	Represents a two-point average of working capital divided by (net sales for current quarter x 4).
(5)	In June 2016, the Company prospectively adopted ASU No. 2015-17 "Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes" requiring all deferred tax assets and liabilities to be classified as noncurrent. As a result, total working capital and average working capital for fiscal year 2017 are not comparable to corresponding amounts in prior years.
(6)	Days calculations based on a two-point average.

Supplemental Information – Cash Flow
(Unaudited)
For the quarter ended September 30, 2016

Capital expenditures for the first quarter were $59 million versus $28 million in the year-ago quarter.

Depreciation and amortization for the first quarter was $41 million in both the current and year-ago quarters.

Net cash provided by continuing operations in the first quarter was $170 million, or 12 percent of sales.

The Clorox Company

Supplemental Unaudited Condensed Information

Fiscal Year Free Cash Flow Reconciliation

Dollars in Millions and percentages based on rounded numbers

	Q1 Fiscal Year 2017	Q1 Fiscal Year 2016
Net cash provided by continuing operations – GAAP	$170	$135
Less: Capital expenditures	$59	$28
Free cash flow – non-GAAP (1)	$111	$107
Free cash flow as a percent of sales – non-GAAP (1)	7.7%	7.7%
Net sales	$1,443	$1,390

(1)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management uses free cash flow and free cash flow as a percent of sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth, and financing activities, including debt payments, dividend payments and share repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. In addition, free cash flow may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded.

The Clorox Company

Supplemental unaudited reconciliation of earnings from continuing operations before income taxes to EBIT(1)(3) and EBITDA (2)(3)

Dollars in millions and percentages based on rounded numbers

	FY 2016					FY 2017

	Q1	Q2	Q3	Q4	FY	Q1

	9/30/15	12/31/15	3/31/16	6/30/16	6/30/16	9/30/16
Earnings from continuing operations	$264	$230	$237	$252	$983	$264
before income taxes
Interest income	-$1	-$2	-$1	-$1	-$5	-$1
Interest expense	$23	$22	$22	$21	$88	$22
EBIT (1)(3)	$286	$250	$258	$272	$1,066	$285
EBIT margin (1)(3)	20.6%	18.6%	18.1%	17.0%	18.5%	19.8%
Depreciation and amortization	$41	$41	$40	$43	$165	$41
EBITDA (2)(3)	$327	$291	$298	$315	$1,231	$326
EBITDA margin (2)(3)	23.5%	21.6%	20.9%	19.7%	21.4%	22.6%
Net sales	$1,390	$1,345	$1,426	$ 1,600	$ 5,761	$1,443
Total debt (4)	$2,218	$2,287	$2,219	$2,312	$2,312	$2,407
Debt to EBITDA (3)(5)	1.8	1.8	1.8	1.9	1.9	2.0

(1)	EBIT (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income and interest expense, as reported above. EBIT margin is the ratio of EBIT to net sales.
(2)	EBITDA (a non-GAAP measure) represents earnings from continuing operations before income taxes (a GAAP measure), excluding interest income, interest expense, depreciation and amortization, as reported above. EBITDA margin is the ratio of EBITDA to net sales.
(3)	In accordance with the SEC's Regulation G, this schedule provides the definition of certain non-GAAP measures and the reconciliation to the most closely related GAAP measure. Management believes the presentation of EBIT, EBIT margin, EBITDA, EBITDA margin and debt to EBITDA provides additional useful information to investors about current trends in the business.
(4)	Total debt represents the sum of notes and loans payable, current maturities of long-term debt, and long-term debt. In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Cost”, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The Company adopted this standard in the first quarter of fiscal year 2017 and retrospectively applied the standard to all periods presented.
(5)	Debt to EBITDA (a non-GAAP measure) represents total debt divided by EBITDA for the trailing four quarters.

The Clorox Company Updated: 11-02-16

U.S. Retail Pricing Actions from CY2010 - CY2016

Brand / Product	Average Price Change	Effective Date
Home Care
Green Works® cleaners	-7 to -21%	May 2010
Formula 409®	+6%	August 2011
Clorox Clean-Up® cleaners	+8%	August 2011
Clorox® Toilet Bowl Cleaner	+5%	August 2011
Liquid-Plumr® products	+5%	August 2011
Pine-Sol® cleaners
Clorox Clean-Up® , Formula 409® ,	+17%	April 2012
and Clorox® Disinfecting Bathroom	+5%	March 2013
spray cleaners
Green Works® cleaners	+21%	July 2014
Laundry
Green Works® liquid detergent	approx. -30%	May 2010
Clorox® liquid bleach	+12%	August 2011
Clorox 2® stain fighter and color
booster	+5%	August 2011
Clorox® liquid bleach	+7%	February 2015
Glad
Glad® trash bags	+5%	August 2010
Glad® trash bags	+10%	May 2011
Glad® wraps	+7%	August 2011
Glad® food bags	+10%	November 2011
GladWare® disposable containers	+8%	July 2012
Glad® trash bags	+6%	March 2014
Glad® ClingWrap	+5%	March 2014
Glad® trash bags	+6%	November 2014
Glad® wraps	+5%	January 2015
Litter
Cat litter	-8 to -9%	March 2010
Cat litter	+5%	May 2012
Food
Hidden Valley Ranch® salad
dressing	+7%	August 2011
Charcoal
Charcoal and lighter fluid	+8 to 10%	January 2012
Charcoal	+6%	December 2012
Brita
Brita® pitchers	+3%	August 2011
Brita® pitchers and filters	+5%	July 2012
Natural Personal Care
Burt’s Bees® lip balm	+10%	July 2013
Notes:
●	Individual SKUs vary within the range.
●	This communication reflects pricing actions on primary items, and does not reflect pricing actions on our Professional Products business.